UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2026

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2026, Rockwell Medical, Inc. held its 2026 Annual Meeting of the Stockholders (the "Annual Meeting"). The following matters were submitted to a vote of the stockholders at the Annual Meeting and the voting results were as follows:

Proposal One: To elect the two Class II directors to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Joseph Dawson	9,812,114	869,022	330,731	12,801,839
Joan Lau, Ph.D.	9,890,379	729,615	391,873	12,801,839

Proposal Two: To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
8,232,918	2,682,354	96,595	12,801,839

Proposal Three: To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain
22,996,530	698,744	118,432

Proposal Four: To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.

For	Against	Abstain
16,993,038	6,597,036	223,632

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 15, 2026	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer